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                PARADISE VALLEY UNIT 2 SECOND CLOSING

              PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

                             BETWEEN

                PARADISE VALLEY COMMUNITIES NO. 1
                            ("Seller")

                               AND

                    THE FORECAST GROUP , L.P.
                            ("Buyer")
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              PARADISE VALLEY UNIT 2 SECOND CLOSING

            PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

     THIS PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS ("Agreement") is made and effective as of October 3, 1996 by and between Paradise Valley Communities No. 1, a California general partnership ("Seller"), and The Forecast Group , L.P., a California limited partnership ("Buyer"), with reference to the facts set forth below.
     A. Seller is the owner of that certain land situated in the City of Fairfield, County of Solano, State of California, more particularly described in Exhibit A, attached hereto and incorporated herein ("Land"). The Land is a portion of a residential subdivision consisting of four units, or neighborhoods, each of which is referred to herein as a "Unit," and the Land is a portion of Unit 2. Unit 2 consists of 104 single-family residential lots, 42 of which are subject to this Agreement. The term "Lots" refers to the single-family residential lots located in Unit 2 that are specifically described in Exhibit A. Unit 2 also consists of certain infrastructure improvements and amenities, as described in the "Subdivision Map," as defined in Section 1.21 of this Agreement, and related improvement plans and specifications described in Exhibit B, attached hereto ("Improvements").
     B. Buyer desires to purchase the Property (as defined herein) and Seller desires to sell the Property to Buyer in accordance with the terms and provisions set forth below.
     NOW, THEREFORE, in consideration of the recitals set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

                            ARTICLE 1

                          DEFINED TERMS

     Terms used in this Agreement with their initial letters capitalized and not otherwise defined shall have the meanings set forth below.
     1.1   Agreement.  The term "Agreement" shall mean this Purchase
Agreement and Escrow Instructions between Seller and Buyer.
     1.2 Approved Exceptions. The term "Approved Exceptions" shall mean those exceptions to title that are approved in accordance with this Agreement.

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     1.3   Business Day.  The term "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday in the State of California. All periods of time described in this Agreement that are not expressly measured by Business Days shall be measured by calendar days.
     1.4 Buyer. The term "Buyer" shall mean The Forecast Group , L.P., a California limited partnership.
     1.5 CLTA Owner's Title Policy. The term "CLTA Owner's Title Policy" shall mean the California Land Title Association ("CLTA") owner's policy of title insurance to be issued by the Title Company upon the Close of Escrow pursuant to the terms of this Agreement.
     1.6 Cash. The term "cash" shall mean: (i) currency of the United States of America, (ii) cashier's check(s) currently dated and payable to Escrow Agent or Seller, as required under this Agreement, drawn and paid through a California banking or savings and loan institution, tendered to Escrow Agent or Seller, as required under this Agreement one (1) Business Day before funds are required to be delivered under this Agreement, or (iii) an amount credited by wire transfer into Escrow Agent's or Seller's bank account, as required under this Agreement.
     1.7 Close of Escrow. The term "Close of Escrow" shall mean the consummation of the purchase of the Property by Buyer from Seller and the recordation of Seller's Grant Deed(s) in accordance with the terms and provisions of this Agreement.
     1.8 Closing Date. The term "Closing Date" shall mean the date on which the closing will be held for the sale of the Property as set forth in
Section 8.1 of this Agreement.
     1.9 County. The term "County" shall mean the County of Solano, in the State of California.
     1.10 Effective Date. The term "Effective Date" shall mean October 3, 1996, the date on which this Agreement is effective and deemed to have been made.
     1.11 Escrow. The term "Escrow" shall mean the escrow opened by Escrow Agent pursuant to the terms of this Agreement.
     1.12 Escrow Agent. The term "Escrow Agent" shall mean Chicago Title Company, 604 Empire Street, Fairfield, California 94533 ("Chicago Title").
     1.13  Governmental Action.  The term "Governmental Action" shall mean
(a) any order of a court of competent jurisdiction, and/or (b) any enactment, by the initiative or referendum process or otherwise, of any Governmental

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Agencies (as defined below) affecting the Property, either directly or indirectly, including, but not limited to, limitation on the number of permits or licenses that can be issued, declaration of policy, resolution, ordinance, statute, regulation, or any other enactment of any Governmental Agency (as defined below) and irrespective of whether the orders or enactments listed immediately above contain the words "moratorium," "moratoria" or similar words.
     1.14 Governmental Agencies. The term "Governmental Agencies" shall mean any local, county, state and/or federal governmental or quasi-governmental agencies, authorities or regulatory bodies and any public or private utility companies having jurisdiction over the Property.
     1.15 Opening of Escrow. The term "Opening of Escrow" shall mean the date Escrow Agent executes the Consent of Escrow Agent attached hereto, which consent shall be executed by Escrow Agent upon delivery of this Agreement to Escrow Agent.
     1.16 Preliminary Report. The term "Preliminary Report" shall mean the Preliminary Title Report dated June 10, 1996, issued by the Title Company.
     1.17 Property Documents. The term "Property Documents" shall mean the documents delivered by Seller to Buyer in connection with its feasibility studies pursuant to Section 4.1 of this Agreement. The Property Documents are listed in Exhibit B, attached hereto.
     1.18 Property. The term "Property" shall mean the Land, the Lots, the Subdivision Map (to the extent it pertains to the Lots) and any public or private entitlements, utility deposits, the non-exclusive use of the name "Antigua," maps, plans, soils reports, environmental reports, marketing studies, development agreements, permits and similar items that relate to the development, sale and use of the Lots as single-family residential building lots.
     1.19 Purchase Price. The term "Purchase Price" shall mean the total consideration to be paid by Buyer to Seller for the purchase of the Property as set forth in Article 2 of this Agreement.
     1.20  Seller.  The term "Seller" shall mean Paradise Valley
Communities No. 1, a California general partnership.
     1.21 Subdivision Map. The term "Subdivision Map" shall mean the Subdivision Map of Paradise Valley North Unit No. 2, recorded on September 27, 1990, in Book 59 of Maps, at Page 62, et. seq., in the Official Records of Solano County.

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     1.22  Title Company.  The term "Title Company" shall mean  Chicago
Title.

                            ARTICLE 2

                  AGREEMENT OF PURCHASE AND SALE

     2.1 Agreement for Purchase and Sale. In consideration of the payment of the Purchase Price, Seller agrees to sell the Property to Buyer and Buyer agrees to purchase the Property from Seller on the terms and conditions set forth in this Agreement.
     2.2 Purchase Price. The purchase price ("Purchase Price") for the Property is One Million Six Hundred thirty-Six Thousand and No/100 Dollars ($1,636,000).
     2.3 Payment of Purchase Price. The Purchase Price shall be paid in accordance with the provisions set forth below.

           2.3.1   Cash to be deposited into
                   Escrow on the Opening of Escrow
                   Under Section 3.1
                   ("Buyer's Deposit")                $    50,000

           2.3.2   Additional cash to be deposited
                   into Escrow upon Close of Escrow   $ 1,586,000

                   Total Purchase Price:              $ 1,636,000
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     2.4   Nonrefundability of Deposits.  The cash deposited into escrow pursuant to Section 2.3.1, above, shall, upon the signing of this Agreement, become nonrefundable and be released by the Escrow Agent to the Seller. Any funds released from Escrow to Seller under this Section 2.4 shall apply to the Purchase Price upon the Close of Escrow. Regardless of whether Escrow closes, however, any funds released from Escrow to Seller shall constitute nonrefundable consideration for Seller's taking the Property off the market, unless Escrow fails to close due a default under or breach of this Agreement by Seller, in which event, such deposits shall be returned to Buyer or, if the Buyer elects the remedy of specific performance of this Agreemente Purchase Price.
     2.5 Assumption of Liabilities. Upon the terms and subject to the conditions contained in this Agreement, Buyer shall assume, effective as of the time of day on the Closing Date that Escrow Agent telephonically or in writing notifies Seller and Buyer that Escrow has closed Seller's obligations under the Property Documents with respect to the Property purchased under this Agreement, except for such obligations as Seller specifically retains under
Article 6 of this Agreement.

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                            ARTICLE 3

        OPEN AND CLOSE OF ESCROW AND DELIVERY OF DOCUMENTS

     3.1 Opening of Escrow. Buyer and Seller entered into a letter of intent dated September 20, 1996 ("Letter of Intent") and delivered the Letter of Intent together with $200,000 ("$200,000 Deposit") and Joint Escrow Instructions dated September 20, 1996 ("Joint Escrow Instructions") to Escrow Agent. The Joint Escrow Instructions require the Escrow Agent to allocate $50,000 of the $200,000 Deposit to the Escrow established under this Agreement upon the signing of this Agreement by both Buyer and Seller. Accordingly, upon execution of this Agreement, Buyer and Seller shall open Escrow by depositing with Escrow Agent a fully executed original of this Agreement for use as escrow instructions. Escrow Agent shall thereupon transfer $50,000 of the $200,000 deposit to the Escrow established under this Agreement, and such amount shall be treated as Buyer's Deposit. Escrow Agent shall execute the Consent of Escrow Agent ("Consent") which appears at the end of this Agreement and deliver a fully executed Consent to Buyer and Seller. Escrow Agent's general conditions ("General Conditions") are attached hereto as Exhibit C and incorporated herein by reference to the extent they are not inconsistent with the provisions of this Agreement. If there is any inconsistency between the provisions of the General Conditions and this Agreement, the provisions of this Agreement shall control. If Escrow Agent requires additional instructions, the parties agree to make any deletions, substitutions and additions as the parties shall mutually approve as long as such deletions, substitutions or additions do not materially alter the terms of this Agreement.
     3.2 Buyer's Deliveries. Buyer shall, at least one (1) Business Day prior to the Close of Escrow (unless required to be delivered at an earlier date under the terms of this Agreement), deliver to Escrow Agent each of the following:
           3.2.1 Purchase Price. The balance of the cash portion of the Purchase Price;
           3.2.2 Documents. Fully executed and, where appropriate, notarized counterparts of the documents required to be executed by Buyer under this Agreement;
           3.2.3 Prorations, Fees and Costs. The amount, if any, required of Buyer under Article 9 of this Agreement entitled "Prorations, Fees and Costs" and any other amounts payable upon the Close of Escrow under any

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other provisions of this Agreement; and

           3.2.4 General. Such other documents, instruments and certificates as Seller may reasonably require to carry out the intent of this Agreement; provided, however, that Buyer shall not be obligated to incur any financial liability or obligation in connection with the furnishing of any such documents, instruments or certificates.
     3.3   Seller's Deliveries.  Seller shall, at least one (1) Business
Day prior to the Close of Escrow (unless required to be delivered at an earlier date under the terms of this Agreement), deliver to Escrow Agent each of the following:
           3.3.1 Certificate of Non-Foreign Status. Prior to the Close of Escrow, Seller shall execute and deposit into Escrow a Certificate of Non-Foreign Status certifying that Seller is a non-foreign person in the form attached hereto as Exhibit D and incorporated herein ("Certificate of Non-Foreign Status");
           3.3.2   Grant Deeds, Bill of Sale and Assignment of Leases.
Prior to the Close of Escrow, Seller shall execute, acknowledge and deposit into Escrow Grant Deed(s) in the form attached hereto as Exhibit E; and
           3.3.3 General. Such other documents, instruments and certificates as Buyer may reasonably require to carry out the intent of this Agreement; provided, however, that Seller shall not be obligated to incur any financial liability or obligation in connection with the furnishing of any such documents, instruments or certificates.

                            ARTICLE 4

                        FEASIBILITY REVIEW

     4.1   Feasibility Review Period; Delivery of Property Documents.
Seller has delivered to Buyer the Property Documents. Buyer has analyzed the feasibility of its purchase and use of the Property. Buyer has reviewed and analyzed the Property Documents to determine their individual and collective impact on the Property and its purchase and use by Buyer.
           4.1.1 Review of Preliminary Report. Buyer has been provided a Preliminary Report issued by the Title Company ("Preliminary Report"), together with legible copies of all recorded documents described in the Preliminary Report. Buyer has reviewed and approved the Preliminary Report, except as set forth in Exhibit F attached hereto. If any title exceptions are recorded against the Property before the Close of Escrow in addition to those

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specified in the Preliminary Report, Escrow Agent shall cause the Title
Company to issue a supplemental preliminary report ("Supplemental Report"). Buyer shall have five (5) Business Days after receipt of any Supplemental Report, to review the title exceptions shown therein and to deliver to Seller notice of approval or disapproval of any title exceptions disclosed in any such report. Buyer's delivery of a written notice of approval shall be deemed approval of the exceptions to title shown on any Supplemental Report issued as of the date of such notice of approval. The title exceptions approved by Buyer, as set forth in the Commitment for Title Insurance, Schedule B -
Section 2, attached hereto as Exhibit G, and such other exceptions as may be approved by Buyer with respect to any Supplemental Report, are referred to herein as "Approved Exceptions." Seller shall have until the Close of Escrow to remove the title exceptions set forth in Exhibit F. If any other title exceptions are specifically disapproved, and Seller elects, within ten (10) Business Days after the date of Buyer's disapproval, not to cure the disapproved item, then Buyer shall have five (5) Business Days after the receipt of Seller's notice of election not to cure the disapproved item to waive its prior disapproval. If Buyer does not deliver notice of its election to waive its prior disapproval, then the disapproved and uncured item will be deemed disapproved. If a title exception is disapproved and uncured, Buyer may terminate the Escrow by delivering a written notice of termination to Seller and the Escrow Agent. Upon such termination, any deposits theretofore paid to Seller or Escrow Agent (regardless of whether such deposits were released to Seller) shall be immediately returned to Buyer, and this Agreement shall be terminated. Seller shall thereupon be released from its obligation to sell the Property to Buyer, and Buyer shall be released from any obligation to purchase the Property.
           4.1.2 Governmental Actions. Buyer has reviewed and considered the impact on the Property of any and all applicable governmental ordinances, rules and regulations, and evaluate the effect of any pending or threatened Governmental Actions pertaining to the Property.
           4.1.3 Studies and Investigations. Buyer has conducted such independent investigations, studies and tests as it deemed necessary or appropriate concerning Buyer's proposed use, sale, development and/or the suitability of the Property for Buyer's intended purposes. Such investigations included, without limitation, soils and engineering tests, hazardous studies, investigations concerning the availability of the approvals required from any Governmental Agencies for Buyer's proposed use of the Property, investigations regarding the existence on the Property of any threatened or endangered species, and of any archaeological artifacts on the Property, the imposition or increase of any fees, charges or exactions by any

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Governmental Agencies and such economic feasibility and marketing studies as
Buyer deemed appropriate.
           4.1.4 Physical Inspection. Buyer has inspected and approved the physical condition of the Property and conducted any soil, hazardous waste or engineering studies with respect to the Property Buyer deemed necessary or appropriate.
     4.2 Additional Information from Seller. Seller has provided Buyer with such Additional Information (as hereinafter defined) as Buyer determined to be necessary to complete its investigation of the Property, and Seller has, and has caused its agents, employees and consultants to, respond to questions posed by Buyer with respect to the Property. As used herein, the term "Additional Information" shall mean and refer to information in the possession and/or control of Seller concerning (i) the Property and (ii) material changes in information and documents previously provided to Buyer by Seller.

                            ARTICLE 5

             CONDITIONS PRECEDENT TO CLOSE OF ESCROW

     5.1 Subject to Satisfaction or Waiver. The Closing of the purchase and sale described in this Agreement and the obligations of the parties under this Agreement shall be subject to satisfaction or waiver (by the party in whose favor the conditions precedent set forth below.
           5.1.1 Title Policy. Escrow Agent shall be unconditionally committed to procure from the Title Company the CLTA Owner's Title Policy for the Property with a liability limit in the amount of the Purchase Price insuring fee title vested in Buyer. Buyer shall take title to the Property subject only to: (a) Non-delinquent general, special and supplemental taxes, bonds and assessments, including Mello-Roos bonds, if any; (b) any matters set forth in the printed form portion of the CLTA Owner's Title Policy; (c) the Approved Exceptions; and (d) any items caused or permitted to be placed of record by Buyer as of the Close of Escrow.
           5.1.2 Seller's Performance. Seller shall have duly performed each and every undertaking and agreement to be performed by it hereunder prior to the Close of Escrow.
           5.1.3 Buyer's Performance. Buyer shall have duly performed each and every undertaking and agreement to be performed by it hereunder prior to the Close of Escrow.
     5.2 Failure of Conditions Precedent. The conditions precedent in Sections 5.1.1 and 5.1.2 are for Buyer's benefit and can be waived only by Buyer. The condition precedent in Section 5.1.3 is for Seller's benefit and

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can be waived only by Seller.  In the event that any of the conditions precedent set forth above is neither satisfied nor waived by the Closing Date, the party for whose benefit the condition has been created may terminate the Escrow and this Agreement by giving a written notice of termination to the other party and Escrow Agent, specifying the reason for termination and the condition precedent that has not been satisfied. Upon receipt of such notice of termination, Escrow Agent shall return to Buyer any funds that have not at the time of termination been released to Seller pursuant to this Agreement, less applicable Escrow cancellation charges, and any documents to the parties who deposited them. If Buyer terminates the Escrow and this Agreement because a condition precedent set forth in Section 5.1.1 or 5.1.2 is not satisfied, Seller immediately shall return to Buyer any funds theretofore disbursed to Seller from the Escrow. Seller shall thereupon be released from its obligation to sell the Property to Buyer, and Buyer shall be released from its obligation to purchase the Property.
     5.3 Copy of Documents to Other Party. Each party will, concurrently with its delivery to Escrow Agent of any documents described in this Article 5, deliver a copy of the same to the other party.

                            ARTICLE 6

                     COVENANTS AND AGREEMENTS

     6.1 No Concern. Escrow Agent shall have no concern with, liability or responsibility for, this Article.
     6.2 Additional Escrow Instructions. Buyer and Seller covenant and agree that they will execute any additional escrow instructions not inconsistent with the terms of this Agreement as shall be reasonably required by Escrow Agent.
     6.3 Cooperation. Buyer and Seller acknowledge that it may be necessary to execute documents other than those specifically referred to herein in order to complete the acquisition of the Property as provided herein. Both Buyer and Seller hereby agree to cooperate with each other by executing such other documents or taking such other action as may be reasonably necessary to complete this transaction in accordance with the intent of the parties as evidenced in this Agreement.
     6.4 Entry Upon Property. After execution of this Agreement, Buyer and its designated agents and independent contractors shall have the right to enter upon the Property to conduct surveys, soils tests, physical inspections, investigations and studies so long as Buyer has provided prior reasonable notice of such entry to Seller and such activities will not interfere with Seller's ownership and maintenance of the Property. Seller and Seller's

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agents shall reasonably cooperate with Buyer, provided that such investigations and studies shall be at the sole cost and expense of Buyer. Buyer agrees to repair any damage caused by Buyer or its agents or independent contractors to the Property and further agrees to indemnify, protect, defend (with legal counsel acceptable to both Buyer and Seller) and hold Seller harmless from and against any costs, expenses, losses, attorneys' fees and liabilities (including, without limitation, claims of mechanics' liens) incurred or sustained by Seller either prior or subsequent to the Close of Escrow as a result of the conduct of Buyer, its agents, or independent contractors under this Section 6.4. The covenants contained in this Section
6.4 shall survive the Close of Escrow or earlier termination of this Agreement.
     6.5 Indemnities of Buyer. Buyer agrees that it will protect, defend, indemnify and hold Seller harmless from and against all actions, causes of action, suits, claims, costs, losses, penalties, damages, liabilities and expenses of any kind whatsoever, including reasonable attorneys' fees ("Claims"), based upon or arising out of: (i) any Claim for personal injury or property damage occurring on or about the Property after the Closing Date or in connection with Buyer's or its agents' or independent contractors' access to the Property prior to the Closing Date; (ii) any Claims related to construction defects, soil subsidence or other similar claims related to the Land, the Lots or the Improvements or any other improvements of any kind made thereto or constructed thereon; and (iii) any other Claim arising out of Buyer's ownership or operation of the Property after the Closing Date.
     6.6 Indemnities of Seller. Seller agrees that it will protect, indemnify, defend and hold Buyer harmless from and against all Claims based upon or arising out of: (i) any claim for personal injury or property damage occurring on or about the Property prior to the Closing Date (except those resulting from Buyer's access to the Property prior to the Closing Date); (ii) any liability or obligation which Buyer is not obligated to assume under this Agreement; and (iii) any loss or liability pertaining to, or resulting from, the drainage system installed on the Tooby property, which is adjacent to the eastern edge of the Land, including, without limitation, any stoppage of construction on, or sales of, the Lots caused by such drainage system or by any action or inaction by any Governmental Agency with respect to such drainage system. Notwithstanding the foregoing sentence, Seller shall not be obligated to protect, defend indemnify or hold Buyer harmless from any Claims related to construction defects, soil subsidence or other similar claims related to the Land, the Lots or the Improvements or any other improvements of any kind made thereto or constructed thereon.

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     6.7   Completion of Improvements; Maintenance Bonds.  Seller will complete the Improvements for Unit 2, as shown on the final Subdivision Map therefor, and Dover/Foothill Boulevard, and shall obtain the City of Fairfield's acceptance for maintenance of such Improvements. If the Improvements are not accepted for maintenance by the City of Fairfield by the Close of Escrow, Seller will take such action and assume such responsibilities as may be necessary to obtain the City of Fairfield's acceptance for maintenance of such Improvements as soon as reasonably practicable following the Close of Escrow. Buyer shall be responsible for maintenance of the Improvements from and after their acceptance for maintenance by the City of Fairfield.
     6.8 Recreational Facility. Seller shall construct a recreational facility, as described in the plans therefor included in the Project Documents, upon the issuance of a building permit for the 351st dwelling unit in the Paradise Valley development (exclusive of any building permits for the NCROC project). Buyer shall provide Seller quarterly reports indicating the number of closings in any given quarter to facilitate Seller's compliance with this requirement.
     6.9 Demolition of Parking Lot. Seller will demolish the parking lot for the Unit 2 model homes and convert that lot to a residential building lot on or before May 1, 1997.
     6.10 Cost Sharing Agreement. Buyer acknowledges that Seller has assumed certain obligations under that certain Paradise Valley Infrastructure Cost Sharing Agreement dated October 20, 1989 ("Cost Sharing Agreement") with Arcadia Homes and Winncrest Development. This Cost Sharing Agreement provides for the completion of all infrastructure, common amenities, landscaping and other similar items on parcels at the Paradise Valley project. Seller shall remain responsible for completion of its responsibilities under the Cost Sharing Agreement with respect to the Property. Buyer covenants and agrees
(i) to cooperate in, and not to interfere with, the full and complete implementation of the Cost Sharing Agreement and (ii) to supply Seller with any information on actual or estimated costs of improvements as may be requested and required by Seller for reporting purposes under the Cost Sharing Agreement.
     6.11 Water and Sewer Line Reimbursements. Buyer acknowledges that Seller is currently working with the City of Fairfield on reimbursements for increasing the size of various water and sewer lines. Any reimbursements for infrastructure, including the water and sewer lines, provided by Seller shall be the sole property of Seller, and Buyer,promptly after receipt, shall deliver such reimbursement payments to Seller if they are received by Buyer after the Close of Escrow.

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     6.12  Pacific Gas & Electric Deposits.  Buyer shall retain all Pacific
Gas & Electric deposits for Unit 2.
     6.13 Transfer of Entitlements. Seller shall cooperate with Buyer and execute, deliver, acknowledge and record such documents, instruments and certificates as Buyer may reasonably require to effect the transfer of any entitlements applicable to the Land, the Lots and the Improvements from the City of Fairfield or any other Governmental Agency to Buyer.
     6.14 Confidentiality. The parties hereto agree that they shall maintain in confidence and not disclose any information, including, without limitation, the Purchase Price and the price per Lot, related to this Agreement, the Land, the Lots, the Improvements or any other Property without the prior written consent of the other party to this Agreement. The preceding sentence shall not prevent either party from disclosing the terms and conditions of this Agreement and any and all information regarding the Land, the Lots, the Improvements and the Property to the parties' respective counsel and Governmental Agencies, such as the Securities Exchange Commission, having jurisdiction over either party.
     6.15  Status of Buyer as Declarant; Annexation of Lots.  Upon the
Close of Escrow, Seller shall record in the County and deliver to Buyer a certificate, as required under Section 2.11 of that certain Master Declaration of Covenants, Conditions and Restrictions of Paradise Valley, which was recorded in the Office of the County Recorder of Solano County, State of California, on August 25, 1995, Serial No. 95-51486 ("CC&Rs"), designating Buyer as a "Declarant," as defined in the CC&Rs, with respect to the Lots. Buyer will undertake, with Seller's reasonable cooperation, the responsibility of preparing documentation for annexation of the Lots under the CC&Rs and taking such other steps, including, without limitation, obtaining from the California Department of Real Estate a Subdivision Public Report pertaining to the sale of the Lots, as Buyer may determine to be necessary or appropriate to effectively develop, market, improve and sell the Lots.
     6.16 Possession. Possession of the Property shall be delivered by Seller to Buyer on the Closing Date upon recordation of the Grant Deed(s).
     6.17 Survival of Covenants and Agreements. The covenants and agreements set forth in Sections 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11, 6.12,
6.13, 6.14 and 6.15 of this Agreement shall survive the Close of Escrow.

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                            ARTICLE 7

               ACKNOWLEDGMENTS AND REPRESENTATIONS

     7.1   Seller's Representations.
           7.1.1 No Rights to Acquire Property. No person, firm or entity other than Buyer has any rights in, or right to acquire, the Property or any part thereof, and as long as this Agreement remains in force, Seller will not, without Buyer's prior written consent, lease, transfer, mortgage, pledge, or convey, its interest in the Property, or any portion thereof, nor any right therein or grant any right or option to anyone to effect any such transaction.
           7.1.2 Organization. Seller is a general partnership duly organized and validly existing under the laws of the State of California with full power to enter into this Agreement.
           7.1.3 Authority. The execution and delivery of this Agreement have been duly authorized and approved by all requisite partnership action, and the consummation of the transactions contemplated hereby will be duly authorized and approved by all requisite partnership action of Seller.
           7.1.4 FIRPTA Affidavit. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and the Treasury Regulations promulgated thereunder) but rather a partnership formed under the laws of one of the United States. Seller understands and agrees that the certification made in this Section 7.1.4 may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment or both.
           7.1.5 Latent Defects. Seller has no actual knowledge of any latent defects on, in, under or above the Land, the Lots or the Improvements (to the extent completed as of the date of this Agreement). Buyer acknowledges that Seller has disclosed that there are issues to be resolved by Seller in connection with the drainage system installed on the Tooby property, which is adjacent to the eastern edge of the Land. For purposes of this representation, the actual knowledge of Seller shall mean the actual knowledge of only Patricia A. Wood and no other person.
     7.2   Buyer's Representations.
           7.2.1 Organization. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California with full power to enter into this Agreement.

           7.2.2 Authority. The execution and delivery of this Agreement have been duly authorized and approved by all requisite partnership action of Buyer and the consummation of the transactions contemplated hereby will be duly authorized and approved by all requisite partnership action of Buyer.
     7.3   Purchase "As-Is"; Limitation of Liability.
           7.3.1 Buyer acknowledges that (i) except for Section 7.1.5, Seller is not making and has not made any warranties or representations, express or implied, as to the legal, physical and/or financial condition now or in the future of the Land, the Lots, the Improvements or any Property, and
(ii) Buyer is buying the Property in an "as-is" condition based solely on Buyer's own studies and investigations.
           7.3.2 Buyer acknowledges that Seller shall have no liability for any latent or patent defects discovered upon the Property following the Close of Escrow.
           7.3.3 Buyer confirms, acknowledges and agrees that no officer, director, employee or representative of Seller or Seller's partners (whether or not such individual has signed this Agreement on behalf of Seller) makes any express or implied representation or warranty of any kind or nature whatsoever concerning the Land, the Lots, the Improvements or any of the Property. Buyer further acknowledges, confirms and agrees that any liability with respect of this Agreement and the transactions contemplated herein shall result in the liability of Seller or Seller's general partners only and not any individual officer, director, employee or representative of Seller or Seller's partners. Buyer therefore confirms, acknowledges and agrees that Buyer may seek recourse only against Seller or Seller's general partners for any liability arising out of or in connection with this Agreement and the transactions contemplated hereby.
     7.4 Survival. The representations made by Seller in Sections 7.1.1, 7.1.2, 7.1.3, 7.1.4 and 7.1.5, and by Buyer in Sections 7.2.1 and 7.2.2, and
the acknowledgments and covenants of Buyer in Sections 7.3.1, 7.3.2 and 7.3.3 of this Agreement shall survive the Close of Escrow.

                            ARTICLE 8

                       THE CLOSE OF ESCROW

     8.1 Close of Escrow. Unless the parties mutually agree upon an earlier closing date, Escrow shall close on September 1, 1997 ("Closing Date").
     8.2 Closing Procedure. Escrow Agent shall close the Escrow on or before the Closing Date by (i) recording Seller's Grant Deed(s) and such other documents as may be necessary to procure the Title Policy and satisfy the terms and conditions of this Agreement and (ii) delivering funds and documents as set forth in Article 10 entitled "Recordation and Distribution of Funds and Documents" WHEN AND ONLY WHEN each of the following requirements has been satisfied:
           8.2.1 Funds and Instruments. All funds and instruments required pursuant to Articles 2 and 3 have been delivered to Escrow Agent.
           8.2.2 Satisfaction of Conditions Precedent. Each of the conditions precedent set forth in Section 5.1 has been, or upon such closing shall be, satisfied as provided for in Section 5.1.
           8.2.3 Recordation. Escrow Agent shall have recorded the documents deposited into Escrow for recordation in the Official Records of the County.
     8.3   Earlier Closing.  If all of the conditions set forth in Sections
8.2.1 and 8.2.2 are satisfied at a date earlier than the Closing Date, Escrow Agent shall close the Escrow at such earlier date provided Escrow Agent obtains the written consent of Buyer and Seller to do so.
     8.4 Termination of Escrow. If Escrow Agent cannot close the Escrow on or before the Closing Date, it will, nevertheless, close the Escrow when all conditions have been satisfied or waived as provided for in this Agreement, notwithstanding that one or more of such conditions has not been timely performed, unless (i) a notice of termination has theretofore been delivered to Escrow Agent in accordance with the provisions of Section 5.2,
13.1 or 13.2, or (ii) after the Closing Date and prior to the Close of Escrow, Escrow Agent receives a written notice to terminate the Escrow and this Agreement from a party who, at the time such notice is delivered, is not in default hereunder. The right to terminate the Escrow and this Agreement under the provisions of clause (ii) of this Paragraph 8.4 shall be optional, not mandatory; no delay in the giving of such notice shall affect the rights hereunder of the party giving the same.
           8.4.1 Notice of Termination. Escrow Agent shall have no liability or responsibility for determining whether or not a party giving a notice of termination is or is not in default hereunder. Within two (2) working days after receipt of such notice from one party, Escrow Agent shall deliver one copy of such notice to the other party. Unless written objection to termination of the Escrow is received by Escrow Agent within ten (10) days after Escrow Agent so delivers such notice, (i) Escrow Agent shall forthwith terminate the Escrow and return all documents, funds or other items held by it to the party depositing same, except that Escrow Agent may retain such documents and other items usually retained by escrow agents in accordance with standard escrow termination procedures and practices, and (ii) each party shall forthwith pay to Escrow Agent one-half of Escrow Agent's reasonable escrow termination charges. Notwithstanding the foregoing provisions of this
Section 8.4.1, Escrow Agent may (i) retain any funds on deposit with it until such time as its Escrow termination charges are paid in full and/or (ii) deduct from any cash held by it sufficient funds to pay for its Escrow termination charges in full. If written objection to the termination of the Escrow is delivered to Escrow Agent within such 10-day period, Escrow Agent is authorized to hold all funds and instruments delivered to it in connection with the Escrow and may, in Escrow Agent's sole discretion, take no further action until otherwise directed either by the parties' mutual written instructions or final order of a court of competent jurisdiction.
           8.4.2 Return of Deposits. If the Escrow is terminated under either Section 13.1 or Section 13.2 or as a result of Seller's default under or breach of this Agreement, Seller shall return to Buyer any funds disbursed from the Escrow to Buyer prior to the termination of the Escrow.

                            ARTICLE 9

                    PRORATIONS, FEES AND COSTS

     9.1 Prorations. Escrow Agent will prorate as of the Close of Escrow between the parties, in cash, county, city and special district (if any) real property taxes and assessments for the Property based on the latest information available to Escrow Agent.
     9.2 Thirty Day Month. All prorations and/or adjustments called for in this Agreement are to be made on the basis of a thirty (30) day month, unless otherwise specifically instructed in writing.
     9.3   Seller's Fees and Costs.  Seller shall pay (i) one-half of
Escrow Agent's escrow fee, (ii) usual Seller's document-drafting and recording charges, (iii) the title insurance premium for the CLTA Owner's Title Policy and any endorsements reasonably requested by Buyer's lender, and (iv) the County Documentary Transfer Tax in the amount determined by Escrow Agent and the County Recorder.
     9.4 Buyer's Fees and Costs. Buyer shall pay (i) one-half of Escrow Agent's escrow fee, (ii) usual Buyer's document-drafting and recording charges and (iii) the additional premium for an American Land Title Association (ALTA) title insurance policy, if Buyer desires that Title Company issue such a policy.

     9.5 Escrow Cancellation Charges Due to a Default. Notwithstanding the provisions of Sections 9.3 and 9.4 above, if Escrow fails to close due to Seller's default, Seller shall pay all Escrow cancellation charges. If Escrow fails to close due to Buyer's default, Buyer shall pay all Escrow cancellation charges. If Escrow fails to close for any reason other than the foregoing, Buyer and Seller shall each pay one-half of any Escrow cancellation charges. "Escrow cancellation charges" means all fees, charges and expenses incurred by Escrow Agent, including all expenses incurred in connection with issuance of the Preliminary Report and other title matters.

                            ARTICLE 10

       RECORDATION AND DISTRIBUTION OF FUNDS AND DOCUMENTS

     10.1 Disbursements. Except as provided in Section 10.4, below, all disbursements by Escrow Agent shall be made by checks of Escrow Agent.
     10.2  Recorded Documents.  Escrow Agent shall cause the County
Recorder of the County to mail Seller's Grant Deed (and each other documents which are herein expressed to be, or by general usage are, recorded) after recordation, to the grantee, beneficiary or person (i) acquiring rights under said document or (ii) for whose benefit said document was acquired.
     10.3  Unrecorded Documents.  Escrow Agent shall, at the Close of
Escrow, deliver by certified mail, overnight courier or United States mail (or will hold for personal pickup, if requested) one (1) copy of each unrecorded document received hereunder by Escrow Agent to the payee or person (i) acquiring rights under said document or (ii) for whose benefit said document was acquired.
     10.4 Payment of Funds at Close of Escrow. Escrow Agent shall, at the Close of Escrow, deliver by wire transfer, in accordance with Seller's instructions (or will hold for personal pickup, if requested) (i) to Seller, or order, the cash, plus any proration or other credits to which Seller will be entitled less any appropriate proration, deposits or other charges, and
(ii) to Buyer, or order, any excess funds theretofore delivered to Escrow Agent by Buyer.
     10.5 Conformed Copies. Escrow Agent shall, at the Close of Escrow, deliver to Seller and Buyer a copy of the Seller's Grant Deed(s) (conformed to show recording date) and conformed copies of each document recorded to place title in the condition required by this Agreement.

                            ARTICLE 11

                             REMEDIES

     11.1 Liquidated Damages to Seller. If all of the conditions to Closing for Buyer's benefit have either been satisfied or waived by Buyer by the Closing Date, and the purchase and sale of the Property described herein fails to close due to default by Buyer, it is agreed that the amounts released from Escrow to Seller under this Agreement ("Released Amount") shall be retained and accepted by Seller as liquidated damages and not as a penalty and Seller shall be released from its obligation to sell the Property to Buyer, and Buyer shall be released from its obligation to purchase the Property. It is agreed that the Released Amount constitutes a reasonable estimate of the damages to Seller. Buyer and Seller agree that it is impossible or impractical presently to predict what monetary damages Seller would suffer in such event. Buyer desires to limit the monetary damages for which Buyer might be liable hereunder and Buyer and Seller desire to avoid the costs and delays they would incur if a lawsuit were commenced to collect damages and therefore agree that the liquidated damages provided hereunder shall constitute Seller's sole and exclusive remedy hereunder. By the act of an authorized representative of each party affixing its initials herein, each party specifically confirms the accuracy of the above statements and its agreement with them.

        /s/ P.W.                    /s/ L.J.Y
     Seller's Initials            Buyer's Initials


     11.2 Specific Performance. If all of the conditions to Closing for Seller's benefit have either been satisfied or waived by Seller by the Closing Date, and the purchase and sale of the Property described herein fails to close due to default by Seller, Buyer shall be entitled to bring an action for specific performance of Seller's obligations under this Agreement.


                            ARTICLE 12

                          ASSIGNABILITY

     12.1 Assignment. Neither party shall voluntarily or by operation of law assign or otherwise transfer any of its rights or obligations under this Agreement without obtaining the prior written consent of the other party, which consent may not be unreasonably withheld. Notwithstanding the foregoing sentence, Buyer shall have the right to assign its rights under this Agreement without consent of Seller to a corporation, partnership, limited liability company or other entity in which the beneficial owners of at least 51% of the equity interests in such entity own at least 51% of the equity interests in Buyer, provided that Buyer shall remain liable for, and be responsible for the performance of, any and all liabilities, obligations, representations, covenants and agreements under this Agreement.

                            ARTICLE 13

                 EMINENT DOMAIN AND MATERIAL LOSS

     13.1 Eminent Domain. In the event that, prior to the Close of Escrow, all or any material portion of the Property is taken or appropriated by any public or quasi-public authority under the power of eminent domain, or Seller receives actual notice of any pending or threatened condemnation proceedings, then either Buyer or Seller may terminate this Agreement without further liability hereunder and the parties shall proceed in accordance with
Section 8.4, and, in such event, any portion of Buyer's Deposit, regardless of whether or not it has been released from Escrow to Seller, shall be immediately returned to Buyer, and any condemnation proceeds shall be the sole property of Seller. If neither Seller nor Buyer elects to terminate this Agreement in the event of any such taking, or threat of taking, and provided that all conditions precedent to the Close of Escrow have either been satisfied or waived, Escrow shall close in accordance with this Agreement, and Seller shall assign to Buyer all of its right, title and interest in any condemnation proceeds or award made by the governmental entity.
     13.2 No Material Loss. If, prior to the Close of Escrow, and subject to the satisfaction or waiver of all conditions precedent in favor of Buyer and Seller, the Property shall suffer a Material Loss, Buyer shall have the right to elect, within 30 days of receipt of notice of such Material Loss, (a) to terminate this Agreement under Section 8.4.1 and receive a return of Buyer's Deposit or (b) to purchase the Property as provided in this Agreement and receive an assignment of any insurance proceeds Seller receives, or to which Seller is or may become entitled, with respect to such Material Loss upon Seller's receipt of such proceeds. The parties acknowledge and agree in no event shall the Close of Escrow be extended due to a Material Loss. Notwithstanding the foregoing, the assignment of any insurance proceeds as provided herein shall not include any proceeds received for items not related to the physical condition of the Property, such as proceeds from Seller's business interruption insurance, if any. For purposes of this Agreement, a "Material Loss" means a loss resulting from a casualty that either (i) diminishes the value of the Property in an amount of at least 10% of the Purchase Price or (ii) results in a loss of at least 10% of the aggregate square footage of the Land as of the Effective Date.

                            ARTICLE 14

                        GENERAL PROVISIONS

     14.1 Attorneys' Fees. In the event any action, arbitration, mediation or other dispute resolution proceeding shall be instituted between Seller and Buyer in connection with this Agreement, the party prevailing in such proceeding shall be entitled to recover from the other party all of its costs of such proceeding, including, without limitation, attorneys' fees and costs as fixed by the court therein.
     14.2 Captions. The captions used herein are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions hereof.
     14.3 Construction of Agreement. The agreements contained herein shall not be construed in favor of or against either party, but shall be construed as if both parties prepared this Agreement.
     14.4 Counterparts. This Agreement may be executed in counterparts, all of which, when taken together, shall constitute a fully executed original.
     14.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and all prior and contemporaneous agreements, representations, negotiations and understandings of the parties hereto, oral or written, are hereby superseded and merged herein. The foregoing sentence shall in no way affect the validity of any instruments executed by the parties in the form of the exhibits attached to this Agreement.
     14.6 Exhibits and Schedules. All Exhibits and Schedules attached hereto are incorporated herein by reference. Any Exhibits or Schedules that are to be attached to the Agreement after the Effective Date but prior to the Close of Escrow, shall be initialled by Buyer and Seller on each page and, once so initialled, shall be sent to Escrow Agent for attachment to this Agreement.
     14.7 Gender and Number. The use herein of (i) the neuter gender includes the masculine and the feminine and (ii) the singular number includes the plural, whenever the context so requires.
     14.8 Governing Law. This Agreement and the documents in the forms attached as exhibits hereto shall be governed by and construed under the laws of the State of California. This Agreement shall be deemed made and entered into in the County.
     14.9 Joint and Several Liability. If any party consists of more than one person or entity, the liability of each such person or entity signing this Agreement shall be joint and several.
     14.10 Modification. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.
     14.11 Real Estate Brokerage Commission. Seller shall pay a real estate brokerage commission in the amount of $49,080 to Fred Harris upon the Close of Escrow. Except as provided in the preceding sentence, neither party is obligated to pay any real estate, brokerage or other commission or fee in connection with the purchase and sale of the Property. Each party hereby indemnifies, protects, defends (with legal counsel reasonably acceptable to the other party) and holds the other party free and harmless from and against any and all costs and liabilities, including, without limitation, reasonable attorneys' fees and costs, for causes of action or proceedings which may be instituted by any broker, agent or finder, licensed or otherwise, claiming through, under or by reason of the conduct of such party in connection with this transaction.
     14.12 No Partnership or Joint Venture. Seller or Buyer shall not, by virtue of this Agreement, in any way or for any reason be deemed to have become a partner of the other in the conduct of its business or otherwise, or a joint venturer. In addition, by virtue of this Agreement there shall not be deemed to have occurred a merger of any joint enterprise between Buyer and Seller.
     14.13 Notice and Payments. Any notice to be given or other document to be delivered by any party to the other or others hereunder, and any payments from Buyer to Seller, may be delivered in person or by facsimile transmission (provided that a confirming copy is sent by mail or overnight delivery as herein specified) to an officer of any party, or may be deposited in the United States mail, duly certified or registered, return receipt requested, with postage prepaid, or by Federal Express or other similar overnight delivery service, and addressed to the party for whom intended, as follows:

     To Seller at its business office:

           Paradise Valley Communities No. 1
           529 East South Temple
           Salt Lake City, Utah 84102
           Attention: Patricia A. Wood
           Facsimile No.:  (801)524-1751

     With a copy to:

           K. Michael Garrett, Esq.
           Duckor Spradling & Metzger
           401 West A Street, Suite 2400
           San Diego, California 92101
           Facsimile No.:  (619)231-6629

     To Buyer at its business office:

           The Forecast Group , L.P.
           10670 Civic Center Drive
           Rancho Cucamonga, California 91730
           Facsimile No.:  (909)980-7305

     With a copy to:

           General Counsel
           c/o The Forecast Group , L.P.
           10670 Civic Center Drive
           Rancho Cucamonga, California 91730
           Facsimile No.:  (909)987-8958


     To Escrow Agent:

           Chicago Title Company
           604 Empire Street
           Fairfield, California 94533
           Attention:  Ms. Sandy Rigby
           Facsimile No.:  (707) 425-4810

Any party hereto may from time to time, by written notice to the other, designate a different address which shall be substituted for the one above specified. Unless otherwise specifically provided for herein, all notices, payments, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given and received (i) upon personal delivery, or (ii) as of the third business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as set forth above, or (iii) the immediately succeeding Business Day after deposit with Federal Express or other similar overnight delivery system.

     14.14 Remedies Cumulative. All rights and remedies of Buyer and Seller contained in this Agreement shall be construed and held to be cumulative.
     14.15 Severability. In the event that any phrase, clause, sentence, paragraph, section, article or other portion of this Agreement shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining portions of this Agreement shall not be affected thereby and shall remain in force and effect to the fullest extent permissible by law.
     14.16 Successors and Assigns. Subject to the restrictions and prohibitions on assignment set forth in Article 12, each and all of the covenants and conditions of this Agreement shall inure to the benefit of and shall be binding upon the successors-in-interest, assigns, and legal representatives of the parties hereto. As used in the foregoing, "successors" shall refer to the parties' interest in the Property and to the successors to all or substantially all of their assets and to their successors by merger or consolidation.
     14.17 Waiver. No waiver by Buyer or Seller of a breach of any of the terms, covenants or conditions of this Agreement by the other party shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. No waiver of any default by Buyer or Seller hereunder shall be implied from any omission by the other party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect a default other than as specified in such waiver. The consent or approval by Buyer or Seller to or of any act by the other party requiring the consent or approval of the first party shall not be deemed to waive or render unnecessary such party's consent or approval to or of any subsequent similar acts by the other party.
     14.18 Gender and Number. In this Agreement (unless the context requires otherwise), the masculine, feminine and neuter genders and the singular and the plural include one another.

     14.19 Time of the Essence. Time is of the essence of each and every provision of this Agreement.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                SELLER:

                                PARADISE VALLEY COMMUNITIES NO. 1, a
                                California general partnership

                                By: HomeFed Communities, Inc.,
                                    a California corporation,
                                    General Partner


                                By: /s/ Patricia A. Wood
                                    Patricia A. Wood,
                                    President

                                By: HomeFed Resources
                                    Corporation, a California
                                    corporation, General Partner


                                By: /s/ Patricia A. Wood
                                    Patricia A. Wood,
                                    President

                                BUYER:

                                THE FORECAST GROUP , L.P.,
                                a California limited partnership


                                By:  FORECAST  HOMES, INC., a
                                California corporation, General Partner


                                By:  /s/ Larry J. Young
                                   Its: Division President

                     CONSENT OF ESCROW AGENT

    The undersigned Escrow Agent hereby agrees to (i) accept the foregoing Agreement, (ii) be Escrow Agent under said Agreement and (iii) be bound by said Agreement in the performance of its duties as Escrow Agent; provided, however, the undersigned shall have no obligations, liability or responsibility under (i) this Consent or otherwise unless and until said Agreement, fully signed by the parties, has been delivered to the undersigned or (ii) any amendment to said Agreement unless and until the same shall be accepted by the undersigned in writing.

Dated:  October 3, 1996 (the "Opening of the Escrow")
                              Chicago Title Company

                              By:  /s/ Terri Piper
                                 Its:  CSEO

                         LIST OF EXHIBITS


Exhibit A. . . . . . . . . . .Legal Description of Land -- Unit 2

Exhibit B  . . . . . . . . . . . . . . . . . . Property Documents

Exhibit C. . . . . . . . . . . . . . General Conditions of Escrow

Exhibit D. . . . . . . . . . . .Certificate of Non-Foreign Status

Exhibit E. . . . . . . . . . . . . . . . . . . . . .Grant Deed(s)

Exhibit F. . . . . . . . . . . . . . . . . Disapproved Exceptions

Exhibit G  . . . . . . . . . . . . Commitment for Title Insurance,
                                       Schedule B- Section 2

                            EXHIBIT A

                    Legal Description of Land

                              Unit 2


ALL THAT REAL PROPERTY SITUATE IN THE CITY OF FAIRFIELD, COUNTY OF SOLANO, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

LOTS 1, 31 THROUGH 67, 98 THROUGH 100, AND 104, AS SHOWN ON THAT CERTAIN MAP
ENTITLED: "FINAL MAP OF PARADISE VALLEY NORTH UNIT NO. 2, BEING ALL OF LOT 61 AS SHOWN ON THE FINAL MAP OF PARADISE VALLEY NORTH UNIT NO. 1 AS FILED IN BOOK 57 OF MAPS, AT PAGE 27, SOLANO COUNTY RECORDS," FILED SEPTEMBER 27, 1990 IN THE OFFICE OF THE RECORDER OF SOLANO COUNTY IN BOOK 59 OF MAPS, AT PAGE 62, SOLANO COUNTY RECORDS.

                            EXHIBIT B

                        Property Documents

-        Rough Grading and Erosion Plans dated September 1988  (6 copies)
-        Final Map Unit 1 dated September 1988 (6 copies)
-        Final Map Unit 2 dated November 1988 (6 copies)
-        Improvement Plans for Units 1 and 2 dated March 1989
         (6 copies)
-        Development Agreement dated July 20, 1988
- First Amendment to Development Agreement dated September 15, 1994 (not yet fully executed)
- Second Amendment to Development Agreement (not yet dated or fully executed)
-        Covenants, Conditions, and Restrictions dated August 25, 1995
-        Anderson Consulting Group Report dated September 15, 1994
-        Department of Real Estate Public Report dated September 1, 1995
- Letter to City of Fairfield regarding acceptance of improvements dated May 28, 1996
-        Unapproved Plans for the Paradise Valley Recreation Facility
-        Cost Sharing Agreement dated October 20, 1989
- Agreement with City of Fairfield regarding construction of recreational facility dated August 31, 1995
-        Utility Deposit Balances dated May 31, 1996
-        Paradise Valley Master Association documents dated September 1995
-        Paradise Valley Master Association Bylaws dated August 21, 1995
- Information regarding improvement bonds and maintenance obligations for Units 1 and 2 and Dover/Foothill Boulevard

                            EXHIBIT C

                   General Conditions of Escrow

                        GENERAL PROVISIONS

1. The phrase "close of escrow" (for COE) as used in this escrow means the date on which documents are recorded, unless otherwise specified.
2. Recordation of any instruments delivered through this escrow, if necessary or proper for the issuance of the policy of title insurance called for, is authorized.
3. No examination or insurance as to the amount or payment of personal property taxes is required unless specifically requested.
4. You and any of your affiliates or employees are authorized to use the information and documents in this escrow for any purpose. You are further authorized to furnish to any broker or lender identified with this transaction or anyone acting on behalf of such broker or lender, any instructions, amendments, statements, or notices of cancellation given in connection with this escrow.
5. All written notices, communications, change of instructions and documents are required to be delivered timely at the office of Chicago Title Company as set forth herein.
6. All funds received in this escrow shall be deposited with other escrow funds in one or more escrow (demand) accounts of Chicago Title Company in any state or national bank. The parties to this escrow understand that the escrow accounts you maintain with the depository institutions contribute to your value as a customer of these institutions which, in turn, may make available to Chicago Title Company an array of bank services, accommodations or other benefits. You shall have no obligation to account for the value realized by Chicago Title Company from these services, accommodations or other benefits. All disbursements shall be made by your check, unless otherwise instructed. You shall not be responsible for any delay in closing if funds received by escrow are not available for immediate withdrawal. Chicago Title Company may, at its option, require concurrent instructions from all principals prior to release of any funds on deposit in this escrow.
7. If demand to cancel is submitted after the Time Limit Date, any principal so requesting you to cancel this escrow shall file notice of demand to cancel in your office in writing. You shall within three (3) working days thereafter mail by certified mail one copy of such notice to each of the other principals at the address stated in this escrow. Unless written objection thereto is filed in your office by a principal within fifteen (15) calendar days after the date of such mailing, you are instructed to cancel this escrow. If this is a sale escrow, you may return the lender's papers and/or funds upon lender's demand.
8. In the event that this escrow is canceled, any fees or charges due Chicago Title Company including cancellation fees and any expenditures incurred or authorized shall be paid from funds on deposit unless otherwise specifically agreed to or determined by a court of competent jurisdiction. Upon payment thereof, return documents and monies to the respective parties depositing same, or as ordered by the court, and void any executed instruments.
9. If there is no written activity by a principal to this escrow within any six-month period after the Time Limit Date set forth herein, Chicago Title Company may, at its option, terminate its agency obligation and cancel this escrow, returning all documents, monies or other items held, to the respective parties entitled thereto, less any fees and charges as provided herein.
10. If, for any reason, funds are retained or remain in escrow after the closing date, you may deduct therefrom a reasonable charge as custodian, of not less than $25.00 per month, unless otherwise specified.
11. In the event that you should receive or become aware of conflicting demands or claims with respect to this escrow, or the rights of any of the parties hereto, or any money or property deposited herein, you shall have the absolute right at your option to discontinue any or all further acts until such conflict is resolved to your satisfaction.
12. In the event that any Offer to Purchase, Deposit Receipt, or any other form of Purchase Agreement is deposited in this escrow, it is understood that such document will be effective only as among the parties signing said document. You as escrow holder are not to be concerned with the terms of such document and are relieved of all responsibility in connection therewith. You are to be concerned only with the directives specifically set forth in these escrow instructions and amendments thereto. Further, you are not to be concerned or liable for items designated as "memoranda" in these escrow instructions nor with any other agreement or contract between the parties.
13. You are released from and shall have no liability, obligation or responsibility with respect to (a) withholding of funds pursuant to Section 1445 of the Internal Revenue Code of 1986 as amended, and to Sections 18662 and 18668 of the California Revenue and Taxation Code, (b) advising the parties as to the requirements of said Section 1445, (c) determining whether the transferor is a foreign person or a non-resident under such Section, nor (d) obtaining a nonforeign affidavit or other exemption from withholding under said Sections nor otherwise making any inquiry concerning compliance with such Sections by any party to the transaction.
14. The parties hereto, by execution of these instructions acknowledge that the escrowholder assumes no responsibility or liability whatsoever for the supervision of any act or the performance of any condition which is a condition subsequent to the closing of this escrow.
15. In the absence of instructions to the contrary, you are hereby authorized to utilize wire services, overnight, next day, or other expedited delivery services (as opposed to the regular U.S. Mail) and to charge the respective party's account accordingly.
16. If you pay a demand to reconvey a revolving line of credit or equityline deed of trust, you are hereby instructed on my behalf and for my benefit, to request that the lender issuing said demand cancel said revolving line or equityline of credit.
17. You are authorized to destroy or otherwise dispose of any and all documents, papers, instructions, correspondence and other material pertaining to this escrow at the expiration of six (6) years from the close of escrow or cancellation thereof, without liability and without further notice.

                         IMPORTANT NOTICE
Except for wire transfers, funds remitted to this escrow are subject to availability requirements imposed by Section 12413.1 of the California Insurance Code. CASHIER'S, CERTIFIED or TELLER'S checks, payable to CHICAGO TITLE COMPANY are generally available for disbursement on the next business day following the date of deposit.

Other forms of payment may cause extended delays in the closing of your transaction pursuant to the requirements imposed by State Law.

        (Wire transfer information available upon request)

ALL PARTIES TO THIS ESCROW ACKNOWLEDGE THAT CHICAGO TITLE COMPANY DOES NOT PROVIDE LEGAL ADVICE NOR HAS IT MADE ANY INVESTIGATION, REPRESENTATIONS OR ASSURANCES WHATSOEVER REGARDING THE LEGAL ASPECTS OR COMPLIANCE OF THIS TRANSACTION WITH ANY TAX, SECURITIES OR ANY OTHER STATE OR FEDERAL LAWS. IT IS RECOMMENDED THAT THE PARTIES OBTAIN INDEPENDENT LEGAL COUNSEL AS TO SUCH MATTERS.

                            EXHIBIT D

                CERTIFICATE OF NON-FOREIGN STATUS

         Section 1445 of the Internal Revenue Code of 1986, as amended ("Code"), provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. Sections 18805 and 26131 of the California Revenue and Taxation Code provide that a transferee (buyer) of a California real property interest must withhold tax if withholding is required by Section 1445 of the United States Internal Revenue Code.

         To inform The Forecast Group , L.P. ("Transferee"), that withholding of tax under Section 1445 of the Code is not required upon disposition of certain real property to the Transferee by Paradise Valley Communities No. 1, a California general partnership, ("Transferor"), the undersigned hereby represents and certifies the following on behalf of the Transferor:

         1. The undersigned is the duly qualified and acting officer of the Transferor;
         2. The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations), but rather is a corporation formed under the laws of one of the United States;
         3. The Transferor's U.S. employer identification number is 52-1671038;
         4. The Transferor's address is 529 East South Temple, Salt Lake City, Utah 84102-1089;
         5. The Transferor understands that this certification may be disclosed to the Internal Revenue Service and/or the California Franchise Board by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalty of perjury, the undersigned declares that the undersigned has examined this certification and to the best of its knowledge and belief it is true, correct, and complete.

Dated: _______________, 1996    TRANSFEROR:

                                PARADISE VALLEY COMMUNITIES NO. 1,
                                a California general partnership

                                By: HomeFed Communities, Inc.,
                                    a California corporation,
                                    General Partner

                                By: ________________
                                    Patricia A. Wood,
                                    President

                                By: HomeFed Resources
                                    Corporation, a California
                                    corporation, General Partner

                                By: ________________
                                    Patricia A. Wood,
                                    President

                            EXHIBIT E
                          Grant Deed(s)


      [To Be Prepared and Attached Prior to Close of Escrow]

                            EXHIBIT F

                      DISAPPROVED EXCEPTIONS


Instrument Entitled:     Detachment and Development Agreement
Executed by:             Solano Irrigation District, Arcadia
                         Development Co., et al.
Recorded:                April 24, 1989 as Instrument
                         No. 890025219, Official Records
Deed of Trust
Dated:                   November 18, 1994
Amount:                  $1,000,000.00
Trustor:                 Paradise Valley Communities No. 1, a
                         California General Partnership
Trustee:                 Chicago Title Company, a California
                         Corporation
Beneficiary:             Leucadia Financial Corporation
Recorded:                November 30, 1994 as Instrument
                         No. 1994-00102706, Official Records
Re-recorded:             July 3, 1995 as Instrument No. 1995-00038553,
                         Official Records
Deed of Trust
Dated:                   July 3, 1995
Amount:                  $20,000,000.00
Trustor:                 Paradise Valley Communities No. 1, a
                         California General Partnership
Trustee:                 Chicago Title Company, a California
                         Corporation
Beneficiary:             Leucadia Financial Corporation, a
                         Utah Corporation
Recorded:                July 13, 1995 as Instrument No. 1995-00038615,
                         Official Records

                            EXHIBIT G

                       APPROVED EXCEPTIONS
                          (See attached)

                  COMMITMENT FOR TITLE INSURANCE
                      SCHEDULE B - SECTION 2

Order No:  500768   DR

Schdule B of the policy or policies to be issued will contain exceptions to the following matters unless the same are disposed of to the satisfaction of the
Company:

A. Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records, or attaching subsequent to the effective date hereof but prior to the date the proposed Insured acquires for value of record the estate or interest or mortgage thereon covered by this Commitment.

B. In addition to the Exceptions shown below, any standard coverage policy of title insurance issued under the terms of this commitment will contain the applicable Exclusions and Exceptions shown on attached list.

Exceptions:

A     1.  General and special taxes for the fiscal year 1996-1997, a lien not yet due and payable.

B     2.  The Lien of Supplemental Taxes, if any, assessed pursuant to the provisions of Chapter 3.5 (commencing with Section 75) of the Revenue and Taxation Code of the State of California.

C     3.  The fact that said land is within the bounds of the following Mello-
          Roos Community Facilities District(s), the annual assessments of which, if any, are collected with County Property Taxes
          District(s):          COMMUNITY FAC. DIST. #1
                                F-S USD - MELLO ROOS #5

D     4.  An Agreement, upon the terms and conditions contained therein
          Entitled:             DEVELOPMENT AGREEMENT
          Executed by:          THE CITY OF FAIRFIELD, ARCADIA DEVELOPMENT CO.,
                                ET AL
          Recorded:             AUGUST 11, 1988 IN BOOK 1988 PAGE 100194
          Instrument No.:       46643, OFFICIAL RECORDS

          Reference is made to said instrument for further particulars

E         An Agreement, upon the terms and conditions contained therein
          Entitled:             ASSUMPTION AND CONSENT TO ASSIGNMENT OF PARADISE
                                VALLEY DEVELOPMENT AGREEMENT
          Executed by:          PARADISE VALLEY COMMUNITIES NO. 1, A CALIFORNIA
                                LIMITED PARTNERSHIP, ET AL
          Recorded:             JANUARY 6, 1992
          Instrument No.        1992-00000836, OFFICIAL RECORDS

          Reference is made to said instrument for further particulars

G     5.  Easement for the purpose stated herein and incidental purposes as created in that certain instrument
          Recorded:             OCTOBER 2, 1989 AS INSTRUMENT NO. 890068128

          Granted to:           THE CITY OF FAIRFIELD
          Purpose:              THE ERRANT FLIGHT AND/OR ENTRY OF GOLF BALLS
          Affects:              PORTIONS OF THE HEREIN DESCRIBED LAND AS MORE
                                PARTICULARLY IN SAID INSTRUMENT

H COVENANTS, CONDITIONS AND RESTRICTIONS, IF ANY (DELETING THEREFROM ANY RESTRICTIONS BASED ON RACE, COLOR, RELIGION, SEX, HANDICAP, FAMILIAL STATUS OR NATIONAL ORIGIN, UNLESS AND ONLY TO THE EXTENT THAT SAID COVENANT (A) IS EXEMPT UNDER CHAPTER 42, SECTION 3607 OF THE UNITED STATES CODE OR (B) RELATES TO HANDICAP BUT DOES NOT DISCRIMINATE AGAINST HANDICAPPED PERSON(S) AS SET FORTH IN THE DOCUMENT REFERRED TO IN THE NUMBERED ITEM LAST ABOVE SHOWN.

I     6.  An easement for the purpose shown below and rights incidental thereto as shown or as offered for dedication on the recorded map shown below
          Map Of:               PARADISE VALLEY NORTH UNIT NO. 1
          Recorded:             OCTOBER 2, 1989 IN BOOK 57 OF MAPS, AT PAGE 27
          Easement Purpose:     PLANTING
          Affects:              PORTIONS OF THE HEREIN DESCRIBED LAND, 10 FEET
                                IN WIDTH, COINCIDENT WITH THE LINES OF DORAL
                                DRIVE AND FULLERTON DRIVE

J     7.  An easement for the purpose shown below and rights incidental thereto as shown or as offered for dedication on the recorded map shown below
          Map Of:               PARADISE VALLEY NORTH UNIT NO. 1
          Recorded:             OCTOBER 2, 1989 IN BOOK 57 OF MAPS, AT  PAGE 27
          Easement Purpose:     PUBLIC SERVICE
          Affects:              PORTIONS OF THE HEREIN DESCRIBED LAND, 10 FEET
                                IN WIDTH, COINCIDENT WITH THE LINES OF DORAL
                                DRIVE AND FULLERTON DRIVE; THOSE 5 FOOT BY 18
                                FOOT PORTIONS OF THE HEREIN DESCRIBED LAND
                                COINCIDENT WITH THE INTERSECTIONS OF LOT LINES
                                AND THE LINES OF SAID DRIVES

K    8.  An easement for the purpose shown below and rights incidental thereto as shown or as offered for dedication on the recorded map shown below
         Map Of:                PARADISE VALLEY NORTH UNIT NO. 1
         Recorded:              OCTOBER 2, 1989 IN BOOK 57 OF MAPS, AT PAGE 27
         Easement Purpose:      FENCE
         Affects:               THE SOUTHEASTERLY 5 FEET OF LOTS 4 THROUGH 6;
                                THE NORTHERLY 5 FEET OF LOTS 27 THROUGH 34

L    9.  THE FACT THAT OWNERSHIP OF SAID LAND DOES NOT INCLUDE RIGHTS OF ACCESS
         TO OR FROM THE LAND ADJACENT THERETO, SUCH RIGHTS HAVING BEEN SEVERED FROM SAID LAND BY THE MAP OF SAID TRACT
         AFFECTS: THE SOUTHEASTERLY LINE OF LOTS 4 THROUGH 6 IN AND TO PARADISE VALLEY DRIVE; THE NORTHERLY LINE OF LOTS 27 THROUGH 34 IN AND TO THE GOLF COURSE

O   10.  Easement for the purpose stated herein and incidental purposes as created in that certain instrument
         Recorded:              OCTOBER 25, 1990 AS INSTRUMENT NO. 900084601
         Granted to:            THE CITY OF FAIRFIELD
         Purpose:               OVERSPRAY IN CONNECTION WITH THE WATERING OF A
                                MUNICIPAL GOLF COURSE AND THE INTRUSION OF GOLF
                                BALLS FROM THE FAIRWAYS, ROUGHS AND GREENS
         Affects:               PORTIONS OF THE HEREIN DESCRIBED LAND, AS MORE
                                PARTICULARLY DESCRIBED IN SAID INSTRUMENT

P COVENANTS, CONDITIONS AND RESTRICTIONS, IF ANY (DELETING THEREFROM ANY RESTRICTIONS BASED ON RACE, COLOR, RELIGION, SEX, HANDICAP, FAMILIAL STATUS OR NATIONAL ORIGIN, UNLESS AND ONLY TO THE EXTENT THAT SAID COVENANT (A) IS EXEMPT UNDER CHAPTER 42, SECTION 3607 OF THE UNITED STATES CODE OR (B) RELATES TO HANDICAP BUT DOES NOT DISCRIMINATE AGAINST HANDICAPPED PERSON(S) AS SET FORTH IN THE DOCUMENT REFERRED TO IN THE NUMBERED ITEM LAST ABOVE SHOWN.

Q   11.  Covenants, conditions and restrictions, but omitting any covenant or restriction based on race, color, religion, sex, handicap, familial status or national origin, contained in the Declaration
         By:                    PARADISE VALLEY COMMUNITIES NO. 1, A CALIFORNIA
                                GENERAL PARTNERSHIP, FIRST AMERICAN TITLE
                                GUARANTY COMPANY, A CALIFORNIA CORPORATION AND
                                REYNEN, BARDIS & WINN, A CALIFORNIA LIMITED
                                PARTNERSHIP
         Recorded:              AUGUST 25, 1995 AS INSTRUMENT NO. 1995-00051486,
                                OFFICIAL RECORDS

R Said instrument provides that a violation thereof shall not defeat nor render invalid the lien of any Mortgage or Deed of Trust made in good faith and for value.

S        Contains no reversionary clause.

T Declaration of Annexation, recorded SEPTEMBER 13, 1995 AS INSTRUMENT NO. 1995-00055722, OFFICIAL RECORDS.

U Declaration of Annexation, recorded SEPTEMBER 13, 1995 AS INSTRUMENT NO. 1995-00055723, OFFICIAL RECORDS.

V Declaration of Annexation, recorded SEPTEMBER 13, 1995 AS INSTRUMENT NO. 1995-00055724, OFFICIAL RECORDS.

AG       END OF SCHEDULE B

         STR/mg